1000 Fifth Street       PO Box 5025

Suite 200 – P2                                                                                                                                  Asheville, NC 28813

Miami Beach, FL 33139Phone: 786.273.9152    www.eilerslawgroup.com

April 16, 2021

Kao Lee

SecureTech Innovations, Inc.

2355 Highway 36 West

Suite 400

Roseville, Minnesota 55113

RE: SecureTech Innovations, Inc. Registration Statement on Form S-1

Mr. Lee:

I have been retained by SecureTech Innovations, Inc. a Colorado corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement"), on Form S-1 to be filed by the Company with the U.S. Securities and Exchange Commission relating to the offering of 14,196,500 shares of the common capital stock of the Company, par value $0.001 to be sold in part upon subscription to the underlying prospectus and by 14 shareholder listed in the Registration Statement.  You have requested that I render my opinion as to whether or not the securities issued and addressed in the Registration Statement, when sold in the manner referred to in the Registration Statement, will be legally issued, fully paid, and non-assessable. In connection with the request, I have examined the following:

1.Certificate of Incorporation of SecureTech Innovations, Inc. filed with the state of Wyoming.

2.Certificates of Amendment to the Articles of Incorporation of SecureTech Innovations, Inc.

3.The Bylaws of SecureTech Innovations, Inc.;

4.A current shareholder listed for SecureTech Innovations, Inc.;

5.The Registration Statement;

6.All consulting and/or subscription agreements and corresponding proofs of payment as they relate to the issuance of shares and warrants to the 14 selling shareholders identified in the Registration Statement; and

7.Unanimous consent resolutions of the Company's Boards of Directors, as they relate to private placements, issuances, and the Registration Statement;

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof, and I have made no independent verification of the factual matters as set forth in such documents or certificates. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the above examination, I am of the opinion that the issuance 14,196,500 shares, upon the Registration Statement being deemed effective, shall be validly issued, fully paid and non-assessable under the corporate laws of the state of Wyoming and the Bylaws of the Company when sold in a manner referred to in the Registration Statement. Additionally, I am of the opinion that 14,196,500 shares being

1000 Fifth Street       PO Box 5025

Suite 200 – P2                                                                                                                                  Asheville, NC 28813

Miami Beach, FL 33139Phone: 786.273.9152    www.eilerslawgroup.com

offered by the 14 identified shareholders are validly issued, fully paid and non-assessable under the corporate laws of the state of Colorado and the Bylaws of the Company.  Further, I am of the opinion that SecureTech Innovations, Inc. has currently 170,442,300 shares validly issued, fully paid and non-assessable.

This opinion is based on Wyoming general corporate law, including statutory provisions, applicable provisions of the state Wyoming constitution and reported judicial decisions interpreting those laws.  I express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.

The opinions set forth herein are subject to the following qualifications: (a) I have made no independent verification of the factual matters as set forth in the documents or certificates reviewed, and (b) the opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Sincerely,

/s/ William Robinson Eilers______

William Robinson Eilers, Esq.